UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2018 (the “Closing Date”), Regional Management Corp. (the “Company”) completed a private offering and sale of approximately $130 million principal amount of asset-backed notes (the “2018-2 Securitization”). The 2018-2 Securitization consisted of the issuance of four classes of fixed-rate asset-backed notes (the “Notes”) issued by Regional Management Issuance Trust 2018-2 (the “Issuer”), a newly formed special purpose entity that is indirectly owned by the Company. The Notes are collateralized by a pool of soft secured and hard secured consumer loans having an aggregate principal balance of approximately $136 million as of October 31, 2018 (the “Loans”). Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC each acted as joint bookrunner and co-lead manager and as a representative of the several initial purchasers. The Notes were rated by DBRS, Inc. on the issue date, and the Class A, Class B, and Class C notes received investment grade ratings.

The following table summarizes certain aspects of the 2018-2 Securitization:

Principal Amount:	$101.6 million (Class A)
$10.9 million (Class A)
$9.5 million (Class A)
$8.1 million (Class A)
$130.1 million (Total)

Interest Rate:	4.56% (Class A)
4.94% (Class B)
5.91% (Class C)
7.45% (Class D)

Purchase Price (Percentage of Par)	99.98174% (Class A)
99.98443% (Class B)
99.97708% (Class C)
95.12448% (Class D)

Revolving Period:	Ends on the close of business on December 31, 2020

Optional Call Date:	Beginning January 15, 2021

Final Maturity Date:	January 18, 2028

The Class D notes were issued at a purchase price of 95.12448% of par, constituting an original issue discount (“OID”) for U.S. federal income tax purposes. The net proceeds to the Depositor (defined below) from the sale of the Class D notes were less than the net proceeds that would have accrued in the absence of OID, and the interest rate on the Class D notes set forth above may be less than the yield on such notes.

To implement the 2018-2 Securitization, Regional Management Receivables II, LLC, a special purpose entity and wholly-owned subsidiary of the Company (the “Warehouse Borrower”), sold and conveyed the Loans and related assets to the Company pursuant to a purchase agreement, dated as of the Closing Date, by and between the Warehouse Borrower and the Company (the “Purchase Agreement”). The Company then sold and conveyed the Loans and related assets and a certificate representing a beneficial interest in certain Loans (the “Certificate”) to Regional Management Receivables III, LLC, a Delaware limited liability company and special purpose subsidiary of the Company (the “Depositor”), pursuant to a loan purchase agreement, dated as of the Closing Date, by and between the Company and the Depositor (the “Loan Purchase Agreement”). The Depositor then conveyed the Loans and related assets and the Certificate to the Issuer pursuant to a sale and servicing agreement, dated as of the Closing Date, by and among the Depositor, the Issuer, the Company as servicer (the “Servicer”), certain affiliates of the Company as subservicers, and Regional Management North Carolina Receivables Trust (the “Sale and Servicing Agreement”).

The Purchase Agreement and the Loan Purchase Agreement each contain customary corporate representations and warranties and customary covenants of the Warehouse Borrower and the Company, respectively, including negative covenants restricting (a) the sale, assignment, or transfer of the purchased Loans and related assets (or any interest therein) to another person and (b) the taking of any other action that is inconsistent with the ownership of the purchased Loans and related assets. In order for a Loan to be eligible for sale by the Company to the Depositor, the Loan must meet all applicable eligibility criteria. The eligibility criteria include, among other things, that the applicable Loan (a) has an amount financed that is greater than $2,500 and less than $20,000, (b) has an original and current annual percentage rate equal to or greater than 5.00% and equal to or less than 36.00%, (c) has been serviced and at all times maintained in accordance with the Company’s credit and collection policy by the Company or an affiliate, (d) arises from or in connection with a bona fide sale or loan transaction (including any amounts in respect of interest and other charges and fees assessed on the Loan), and (e) complies in all material respects with applicable law.

The Loans will be serviced pursuant to the terms of the Sale and Servicing Agreement. The Servicer may delegate servicing responsibilities to other persons and will enlist the affiliates of the Company that originated the Loans to act as subservicers. The Sale and Servicing Agreement contains customary servicer defaults (subject to materiality thresholds and cure periods), including (a) failure by the Servicer to make any required payment, transfer, or deposit or to give instructions or notice to the Indenture Trustee to make such payment, transfer, or deposit, in an aggregate amount exceeding $50,000, (b) non-compliance with covenants, (c) breach of a representation, warranty, or certification, or (d) an insolvency event involving the Servicer. If the Company, as servicer, defaults in its obligations under the Sale and Servicing Agreement, Wells Fargo, National Bank, as indenture trustee (the “Indenture Trustee”), may (and upon the written direction of the required noteholders shall) terminate and replace the Servicer.

The Notes were issued by the Issuer pursuant to an indenture, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, Wells Fargo National Bank, as the account bank, and the Servicer (the “Indenture”). The stated maturity of the Notes is January 18, 2028. Prior to maturity, the Issuer may redeem the Notes in full, but not in part, at its option (an “Optional Call”) on any Note payment date on or after the payment date occurring in January 2021 (as applicable, the “Redemption Date”). The amount at which the Notes may be redeemed must equal the sum of (i) the aggregate principal balance of the Notes on the record date preceding the Redemption Date, plus (ii) accrued and unpaid interest on the Notes, plus (iii) any other contractual expenses, indemnification amounts, or other amounts owed by the Issuer, minus (iv) all amounts then on deposit in the collection account, principal distribution account, and reserve account (the “Note Accounts”) and available to be distributed pursuant to the priority of payments on the Redemption Date.

No payments of principal of the Notes will be made during the Revolving Period. The Company may indirectly sell and convey additional Loans to the Issuer during the Revolving Period until the earlier of the close of business on December 31, 2020 and the close of business immediately preceding the day on which an early amortization event or event of default (as described below) is deemed to have occurred, provided that after the Revolving Period is terminated it may be reinstated in certain limited circumstances. Under the Indenture, an early amortization event includes a servicer default.

The Indenture also contains customary events of default (subject to materiality thresholds and cure periods), including (a) failure of the Indenture Trustee to maintain a first priority perfected security interest in all or a material portion of the trust estate, (b) the Issuer or the Depositor becoming taxable as an association or a publicly traded partnership taxable as a corporation under the Internal Revenue Code, (c) failure to pay the principal balance of all outstanding Notes of any class, together with all accrued and unpaid interest thereon, in full on the stated maturity for such class, (d) non-compliance with covenants on the part of the Issuer or the Depositor, or (e) a breach of a representation, warranty, or certification by the Issuer, the Depositor, or the Servicer.

In the case of an event of default under the Indenture (except for an event of default relating to an insolvency event with respect to the Issuer or the Depositor), the Indenture Trustee shall, at the written direction of the required noteholders, declare all Notes immediately due and payable by notice to the Issuer, and upon such declaration, the unpaid principal amount of the Notes, together with any accrued and unpaid interest, will become immediately due and payable. In the case of an event of default that relates to an insolvency event with respect to the Issuer or the Depositor, the unpaid principal of the Notes, together with any accrued and unpaid interest, will become automatically due and payable.

Pursuant to the Sale and Servicing Agreement and in accordance with the Indenture, the Servicer may, on any Note payment date occurring on or after the date on which the aggregate principal balance of the outstanding Notes is reduced to 10% or less of the initial principal balance of the Notes, at its option purchase all of the Loans and related assets at a redemption price equal to the then aggregate fair market value of the Loans and related assets as of the date which is five (5) business days prior to the payment date on which such option is exercised. The Issuer will redeem and retire the Notes in the event that the Servicer exercises the optional purchase right, and the Servicer may only exercise the optional purchase right if the redemption price equals or exceeds the sum of (i) the amount necessary for the Issuer to redeem all of the Notes in full on the Redemption Date in accordance with the priority of payments (taking into account all amounts of available funds and any other amounts then on deposit in the Note Accounts and available to be distributed pursuant to the priority of payments on the Redemption Date) and (ii) any other contractual expenses, indemnification amounts, or other amounts owed by the Issuer.

On the Closing Date, the Depositor applied the net proceeds of the sale of the Notes to the purchase price of the initial Loans and the Certificate transferred to the Issuer on the Closing Date and to fund the reserve account. The Company applied the net proceeds of the sale of the initial Loans and the Certificate transferred to the Depositor on the Closing Date to repay existing indebtedness under its revolving warehouse credit facility and its senior revolving credit facility.

The Notes were offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell, or hold any securities and can be changed or withdrawn at any time.

For a complete description of the terms of the Sale and Servicing Agreement and the Indenture, see Exhibit 10.1 and Exhibit 4.1 hereto. The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sale and Servicing Agreement and the Indenture, which are incorporated by reference herein.

On or after the first payment date, which is January 15, 2019, the Company will make available the monthly servicer reports relating to the 2018-2 Securitization on its investor relations website at www.regionalmanagement.com.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 13, 2018, by and among Regional Management Issuance Trust 2018-2, as issuer, Regional Management Corp., as servicer, Wells Fargo Bank, N.A., as indenture trustee, and Wells Fargo Bank, N.A., as account bank.

10.1	Sale and Servicing Agreement, dated December 13, 2018, by and among Regional Management Receivables III, LLC, as depositor, Regional Management Corp., as servicer, the subservicers party thereto, Regional Management Issuance Trust 2018-2, as issuer, and Regional Management North Carolina Receivables Trust, acting thereunder solely with respect to the 2018-2A SUBI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: December 13, 2018	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

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